Exhibit 10.17(c)
THIRD AMENDMENT TO LEASE
          This THIRD AMENDMENT TO LEASE (“Third Amendment”) is dated for reference purposes September 29, 2010 and is entered into by and between ProLogis California I LLC, a Delaware limited liability company (“Landlord”), and Skechers USA, Inc., a Delaware corporation (“Tenant”).
RECITALS
          WHEREAS Landlord and Tenant are parties to that certain Lease dated as of April 10, 2001, as amended by that certain First Amendment to Lease dated October 22, 2003 and that Second Amendment to Lease dated April 21, 2006 (collectively, as amended, the “Lease”) whereby Landlord leased to Tenant that certain Premises containing approximately 763,228 rentable square feet of that certain building commonly known as Mission Distribution Center #1 located at 4100 E. Mission Blvd., Ontario, California 91761 (the “Premises”), all as more particularly described in the Lease. All capitalized terms used and not otherwise defined herein shall have the meanings given those terms in the original Lease, and or subsequent amendments, as applicable.
          WHEREAS Tenant and Landlord desire to amend the Lease, including but not limited to the extension of the Lease Term, pursuant to this Third Amendment.
          NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree to amend the Lease as follows:
     1. The Term of the Lease is extended for five (5) months (“First Extension Term”) which shall commence on June 1, 2011 and shall terminate October 31, 2011. All of the terms and conditions of the Lease shall remain in full force and effect during the First Extension Term except that the Monthly Base Rent shall be as follows:

Period	Monthly Base Rent
June 1, 2011 — October 31, 2011	$282,394.36
     2. Tenant shall accept the Premises and all systems serving the Premises in an “AS-IS” condition and Landlord shall have no obligation to refurbish or otherwise improve the Premises for the First Extension Term.
     3. The Two Renewal Options (Baseball Arbitration) outlined in Addendum 3 of the Lease shall be considered null and void and shall have no further force or effect.
     4. Except as modified herein, the Lease, and all of the terms and conditions thereof, shall remain in full force and effect.
     5. Any obligation or liability whatsoever of ProLogis, a Maryland real estate investment trust, which may arise at any time under the Lease or this Third Amendment or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction or undertaking contemplated hereby, shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its trustees, directors, shareholders, officers, employees, or agents regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.
     6. This Third Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Third Amendment. Execution copies of this Third Amendment may be delivered by facsimile or email, and the parties hereto agree to accept and be bound by facsimile signatures or scanned signatures transmitted via email hereto. The signature of any party on a facsimile document or scanned document transmitted via email, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of either party, any facsimile document or scanned document transmitted via email is to be re-executed in original form by the party who executed the original facsimile document or scanned document. Neither party may raise the use of a facsimile machine or scanned document or the fact that any signature was transmitted through the use of a facsimile machine or email as a defense to the enforcement of this Third Amendment.
          IN WITNESS WHEREOF, the parties hereto have signed this Third Amendment to Lease as of the day and year first above written.

TENANT:		LANDLORD:

Skechers USA, Inc., a Delaware corporation		ProLogis California I LLC, a Delaware limited liability company

		By:	ProLogis Management Incorporated a Delaware corporation its Agent

By:	/s/ David Weinberg	By:	/s/ W. Scott Lamson

Name:	David Weinberg	Name:	W. Scott Lamson
Title:	COO and CFO	Title:	Senior Vice President